 As filed with the Securities and Exchange Commission on August __, 1999
                                               Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                            Silicon Valley Bancshares
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                     91-1962278
(State of Incorporation)                  (I.R.S. Employer Identification No.)


                3003 Tasman Drive, Santa Clara, California 95054
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                        1999 Employee Stock Purchase Plan
                       -----------------------------------
                            (Full title of the plan)

                                  JOHN C. DEAN
                             Chief Executive Officer
                            SILICON VALLEY BANCSHARES
                    3003 Tasman Drive, Santa Clara, CA 95054
                                 (408) 654-7400

                           ---------------------------

            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                ----------------

                                   Copies to:
                             A. Catherine Ngo, Esq.
                            Silicon Valley Bancshares
                                3003 Tasman Drive
                          Santa Clara, California 95054
                                 (408) 654-7400
                                       and
                            Stephen W. Fackler, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

                                ----------------

       Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.


                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                              OFFERING PRICE PER     AGGREGATE OFFERING PRICE
      BE REGISTERED            AMOUNT TO BE              SHARE (2)                     (1)              AMOUNT OF REGISTRATION
                                REGISTERED                                                                       FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock par value       1,000,000 shares            $27.3125               $27,312,500.00            $7,592.88
$.001

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


   ----------------------------------------------------------------------------
   ----------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price is based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on October 21, 1999.

   ----------------------------------------------------------------------------
   ----------------------------------------------------------------------------

                                   PART III

            INCORPORATION REQUIRED IN THE REGISTRATION STATEMENTS

ITEM 3.  INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN DOCUMENTS

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         2.       Registrant's Current Report on Form 8-K dated April 26, 1999;

         3.       Registrant's Current Report on Form 11-K dated June 29, 1999;

         4. Registrant's Proxy Statement for the 1999 Annual Meeting of Stockholders, dated March 19, 1999;

         5. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A dated April 23, 1987, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         6. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or the deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to part hereof from the date of filing such documents.

ITEM 4.  DESRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED AND EXPERT COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICAITON OF DIRECTORS AND OFFICERS.

         The Bylaws of the Registrant provide for the indemnification of the Registrant's officers and directors against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved.
Section 145 of the Delaware General Corporations Law also provides for indemnification of a corporation's directors and officers under certain circumstances. Section 145 of the Delaware General Corporations Law and the Bylaws of the Registrant contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

         The Registrant understands that the staff of the Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


EXHIBIT
NUMBER
-------
5.1      Opinion of Cooley Godward LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1     Power of Attorney. Reference is made to page 3 of this Registration
         Statement.

99.1     1999 Employee Stock Purchase Plan. (1)

99.2     Employee Stock Purchase Plan Offering Document.


(1) Filed as exhibits with the Registrant's Proxy Statement for the 1999 Annual Stockholders Meeting on April 15, 1999, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this

Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 21, 1999.


                                     SILICON VALLEY BANCSHARES


                                     By: /s/ John C. Dean
                                         --------------------------------------
                                         John C. Dean
                                         President and Chief Executive Officer
                                         (Principal executive officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Catherine Ngo, his or her attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                                        Date
---------                             -----                                        ----

/s/ John C. Dean                  President, Chief Executive Officer and         10/21/99
----------------
  John C. Dean                    Director (Principal Executive Officer)


/s/ Christopher T. Lutes          Executive Vice President and Chief             10/21/99
------------------------
  Christopher T. Lutes            Financial Officer (Principal Financial
                                  and Accounting Officer)


/s/ Daniel J. Kelleher            Chairman of the Board                          10/21/99
----------------------
  Daniel J. Kelleher


/s/ Gary K. Barr                  Director                                       10/21/99
----------------
  Gary K. Barr


/s/ James F. Burns, Jr.           Director                                       10/21/99
-----------------------
  James F. Burns, Jr.


/s/ James R. Porter               Director                                       10/21/99
-------------------
  James R. Porter


                                       5


/s/ Ann R. Wells                  Director                                       10/21/99
----------------
  Ann R. Wells


/s/ Stephen E. Jackson            Director                                       10/21/99
----------------------
  Stephen E. Jackson


                                  EXHIBIT INDEX


        EXHIBIT
        NUMBER                         DESCRIPTION
         5.1      Opinion of Cooley Godward LLP.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

         24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.

         99.1     1999 Employee Stock Purchase Plan. (1)

         99.2     1999 Employee Stock Purchase Plan Offering Document.


         (1) Filed as exhibits with the Registrant's Proxy Statement for the 1999 Annual Stockholders Meeting on April 15, 1999, and incorporated herein by reference.



                                       7